Exhibit 4.2

Incorporated Under the Laws of the State of Delaware on March 15, 2002 NUMBER SHARES PD-Number Shares CombiMatrix Corporation Authorized Capital Stock 30,000,000 shares 25,000,000 Shares Common Stock, Par Value $0.001 Per Share 5,000,000 Shares Preferred Stock, Par Value $0.001 Per Share THIS CERTIFIES THAT - Name - is the record holder of AlphaNumeric (Shares) shares of Series D Convertible Preferred Stock of COMBIMATRIX CORPORATION, transferable only on the share register of said corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the corporation and any amendments thereto, to all of which the holder of this Certificate, by acceptance hereof, assents. A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the corporation and upon the holders thereof as established by the Certificate of Incorporation may be obtained by any stockholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any stockholder, upon request and without charge, a copy of such statement. IN WITNESS WHEREOF, the said corporation has caused this Certificate to be signed by its duly authorized officers this Date day of Month, Year. Mark McDonough, President Scott R. Burell, Secretary © 1998 GOES 4524 All Rights Reserved

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon holders thereof as established by the Certificate of Incorporation or by any Certificate of Designation of Preferred Stock, and the number of shares constituting each series and the designations thereof, may be obtained by any shareholder upon request and without charge at the principal office of the corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: Additional abbreviations may also be used though not in the above list. TEN COM – as tenants in common TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common COM PROP – as community property UNIF GIFT MIN ACT – Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) UNIF TRF MIN ACT – Custodian (until age) (Cust) under Uniform Transfers (Minor) to Minors Act (State) FOR VALUE RECEIVED, _____________________________________________________ hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE shares of the capital stock represented by within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of the substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED. Signature(s) Guaranteed: (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) X X